Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

February 9, 2005

Wright Express LLC,

to be renamed Wright Express Corporation

97 Darling Avenue

South Portland, Maine 04106

Re:	Registration Statement on Form S-1
(File No. 333-120679)

Ladies and Gentlemen:

We have acted as special counsel to Wright Express LLC, a Delaware limited liability company that will be converted into a Delaware corporation to be renamed “Wright Express Corporation” (the “Company”), in connection with the sale by Cendant Mobility Services Corporation, a Delaware corporation (“Cendant”), of 40,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the issuance and sale by the Company of up to an additional 6,000,000 shares of Common Stock if and to the extent the Underwriters (as defined below) exercise an over-allotment option granted by the Company (the “Over-Allotment Shares” and, together with the Firm Shares, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the above-referenced Registration Statement, as amended to date (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (ii) the form of Underwriting Agreement proposed to be entered into by and among the Company, Cendant and J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); (iii) the Limited Liability Company Agreement of the Company, as currently in effect; (iv) the form of the Certificate of Conversion of the Company to be filed with the Secretary of State of the State of Delaware; (v) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware, filed as an exhibit to the Registration Statement; (vi) the form of the By-Laws of the Company, filed as an exhibit to the

Wright Express LLC,

to be renamed Wright Express Corporation

February 9, 2005

Registration Statement; (vii) the form of specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement, (viii) certain resolutions of Cendant, adopted February 8, 2005, relating to the Certificate of Conversion, the Certificate of Incorporation, the Over-Allotment Shares and related matters and (ix) certain resolutions of the Board of Managers of the Company, adopted January 31, 2005. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its managers and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that prior to the issuance of the Shares, the Certificate of Conversion in the form examined by us and the Certificate of Incorporation in the form examined by us are duly filed with the Secretary of State of the State of Delaware.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Firm Shares have been duly authorized and when (i) the Certificate of Conversion and the Certificate of Incorporation are filed with the Secretary of State of the State of Delaware and (ii) certificates representing the Firm Shares in the form of the specimen certificate examined by us have been manually signed by one of the authorized officers of the Company, the Firm Shares will be validly issued, fully paid and nonassessable.

2. When (i) the Certificate of Conversion and the Certificate of Incorporation are filed with the Secretary of State of the State of Delaware, (ii) the Underwriting Agreement has been duly executed and delivered and the over-allotment option contained therein has been duly exercised by the Underwriters and (iii) certificates

Wright Express LLC,

to be renamed Wright Express Corporation

February 9, 2005

representing the Over-Allotment Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Over-Allotment Shares will have been duly authorized, and the Over-Allotment Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP